                       PURCHASE AND ASSUMPTION AGREEMENT

                                    BETWEEN

                              PREMIER BANK, F.S.B.

                                   AS SELLER

                                      AND

                              FIRST ALLIANCE BANK

                                  AS PURCHASER

                       PURCHASE AND ASSUMPTION AGREEMENT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   SECTION 1
                                 DEFINED TERMS
1.1  Defined Terms ........................................................   1

                                   SECTION 2
                               TRANSFER OF ASSETS
2.1  Assets Sold............................................................  2
2.2  Documents of Transfer .................................................  2
2.3  Breaches with Third Parties ...........................................  3
2.4  Payments Accepted After the Closing....................................  3

                                   SECTION 3
                ASSUMPTION OF ACQUIRED DEPOSITS AND LIABILITIES
3.1  Acquired Deposits......................................................  3
3.2  Overdrafts ............................................................  3
3.3  Documentation of Assumption............................................  3
3.4  Assumption Subject to Certain Terms ...................................  4
3.5  Payment of Items by the Seller After Closing ..........................  4
3.6  Payment of Items by the Purchaser After Closing........................  4
3.7  Transfer of Credits by the Seller .....................................  4
3.8  The Seller Not Liable to Pay...........................................  4
3.9  The Purchaser Responsible for Returned Items...........................  4
3.10 Acquired Liabilities...................................................  4

                                   SECTION 4
                              ASSUMPTION OF RISKS
4.1  Insurance Policies.....................................................  4
4.2  Persons and Property...................................................  4

                                   SECTION 4
                         PURCHASE PRICE AND SETTLEMENT
5.1  Purchase Price ........................................................  5
5.2  Payment of Acquired Deposits and Assumption
     of Acquired Liabilities by the Seller..................................  5
5.3  Preliminary Settlement.................................................  5
5.4  Final Settlement.......................................................  5
5.5  Interest Paid and Earned as of the Closing Date .......................  5

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                                   SECTION 6
       ACCESS TO THE BRANCHES' PROPERTIES AND RECORDS AND DUE DILIGENCE
6.1  Access and Confidential Treatment .....................................  6
6.2  The Purchaser's Due Diligence .........................................  6
6.3  Recordkeeping and Access Following the Closing.........................  6

                                   SECTION 7
                   REPRESENTATIONS AND WARRANTIES OF SELLER
7.1  Corporate Organization ................................................  6
7.2  Corporate Authority to Carry On Business ..............................  6
7.3  Corporate Authority to Enter into this Agreement ......................  6
7.4  Execution and Delivery; Enforceability  ...............................  6
7.5  Status of the Acquired Deposits .......................................  7
7.6  Status of the Purchased Loans .........................................  7
7.7  Status of the Purchased Securities ....................................  7
7.8  No Violations .........................................................  7
7.9  No Adverse Litigation..................................................  7
7.10 Limitations of Warranties..............................................  8

                                   SECTION 8
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
8.1  Corporate Organization ................................................  8
8.2  Corporate Authority to Carry On Business...............................  8
8.3  Corporate Authority to Enter this Agreement ...........................  8
8.4  Execution and Delivery; Enforceability.................................  8
8.5  No Violations .........................................................  8
8.6  No Adverse Litigation .................................................  8

                                   SECTION 9
                     ADDITIONAL UNDERTAKINGS OF THE SELLER
9.1  Conduct of Business Pending Closing ...................................  9
9.2  Documentation at the Closing and Further Assurances....................  9

                                  SECTION 10
                   ADDITIONAL UNDERTAKINGS OF THE PURCHASER
10.1  The Purchaser's Contact with Customers ...............................  9
10.2  Regulatory Filings ................................................... 10

                                  SECTION 11
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER
11.1  Representations and Warranties True................................... 10
11.2  Obligations Performed ................................................ 10

11.3  Certificate of Compliance ............................................ 10
11.4  No Adverse Litigation ................................................ 10
11.5  Regulatory Approvals ................................................. 10

                                  SECTION 12
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER
12.1  Representations and Warranties True .................................. 10
12.2  Obligations Performed ................................................ 11
12.3  Certificate of Compliance  ........................................... 11
12.4  No Adverse Litigation ................................................ 11
12.5  Regulatory Approvals  ................................................ 11

                                  SECTION 13
                                  THE CLOSING
13.1  Time and Place ....................................................... 11

                                   SECTION 14
                                  TERMINATION
14.1  Methods of Termination  .............................................. 11
14.2  Procedure Upon Termination ........................................... 12
14.3  Automatic Termination ................................................ 12

                                   SECTION 15
                                 MISCELLANEOUS
15.1  Entire Agreement ..................................................... 12
15.2  Modifications and Waivers ............................................ 12
15.3  No Broker or Finder .................................................. 12
15.4  No Survival of Representations and Warranties......................... 12
15.5  Binding Effect........................................................ 12
15.6  Counterparts.......................................................... 12
15.7  Expenses.............................................................. 12
15.8  Notices............................................................... 12
15.9  Time of the Essence .................................................. 13
15.10 Governing Law ........................................................ 13
15.11 Headings.............................................................. 13
15.12 Severability.......................................................... 13
15.13 Public Announcements ................................................. 13
15.14 Assignability ........................................................ 13

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Schedule A    -    Loans to be Acquired by Net.B@nk (Whereas Clause)
Schedule B    -    Other Assets to be Acquired by Net.B@nk (Whereas Clause)
Schedule C    -    Deposits and Other Liabilities to be Acquired by
                   Net.B@nk (Whereas Clause)



Exhibit A     -    Assumption of Liabilities (Section 3.3)
Exhibit B-1   -    Preliminary Settlement Statements (Section 5.3)
Exhibit B-2   -    Final Settlement Statement (Section 5.4)
Exhibit C     -    Seller's Compliance Certificate (Section 11.3)
Exhibit D     -    Purchaser's Compliance Certificate (Section 12.3)
Exhibit E     -    Notices (Section 15.8)

                       PURCHASE AND ASSUMPTION AGREEMENT

          This Purchase and Assumption Agreement (the "Agreement") is made and entered into as of the 19th day of December, 1996 between PREMIER BANK, F.S.B. (the "Seller" or "Premier"), a federal savings bank organized under the laws of the United States, and FIRST ALLIANCE BANK (the "Purchaser" or the "Bank"), a commercial bank organized under the laws of the State of Georgia:

          WHEREAS, pursuant to that certain Amended and Restated Stock Purchase Agreement, of even date herewith, between Net.B@nk, Inc. ("Net.B@nk") and First Alliance/Premier Bancshares, Inc. ("Bancshares"), the sole shareholder of the Seller, Net.B@nk has agreed to purchase all of the outstanding common stock of Seller now owned by Bancshares;

          WHEREAS, the (a) loans, (b) other assets and (c) deposits and other liabilities which will be owned by Seller when it is acquired by Net.B@nk are set forth on Schedules A, B and C, respectively;
             --------------------

          WHEREAS, the Bank, as Purchaser, has agreed to purchase and assume, and the Seller has agreed to sell, all of Premier's assets and liabilities which are not being acquired by Net.B@nk as a result of its acquisition of the stock of Premier;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                                 DEFINED TERMS

          1.1 DEFINED TERMS. The following terms used in this Agreement shall have the meanings specified below:

          (a) "Acquired Deposits" means all of the deposit liabilities of Seller which are not to be acquired by Net.B@nk and which the Purchaser shall assume at the Closing and shall also include Seller's routing and transit number which is #261191363.

          (b) "Acquired Liabilities" means all of the liabilities, contingent or otherwise, of Seller, however created or arising, other than the Acquired Deposits and the liabilities to be owned by Net.B@nk which are set forth on Exhibit C.

          (c) "Branches" shall mean the offices of Seller.

          (d) "Closing" means the closing of the purchase of the assets and assumption of liabilities of the Branches, and "Closing Date" means the date on which the Closing takes place.

          (e) "Fixed Assets" means the Furniture, Fixtures and Equipment (as defined below) and the Real Property (as defined below) which the Purchaser shall purchase at Closing.

          (f) "Furniture, Fixtures and Equipment" means the furniture, fixtures and equipment in the Branches and elsewhere (including safe deposit boxes), together with any manufacturers' warranties which are assignable and are in effect, none of which are to be acquired by Net.B@nk, and all of which the Purchaser shall purchase at the Closing.

          (g) "Purchased Assets" shall have the meaning set forth in Section 2.
               1.

          (h) "Purchased Loans" means all of the loans of Seller which are not to be acquired by Net.B@nk and which the Purchaser shall purchase at the Closing.

          (i) "Purchased Securities" means all of the securities of Seller, which are not to be acquired by Net.B@nk and which the Purchaser shall purchase at the Closing.

          (j) "Real Property" means the real property and improvements located thereon at the Branches, together with all easements and appurtenances belonging thereto, and all intangible rights, licenses and permits pertaining thereto or to the use thereof, which the Purchaser shall purchase at the Closing.

          (k) "Schedules" referenced herein shall mean the Schedules so marked, each of which has been initialed for identification by an officer of the Purchaser, the Seller and Net.B@nk, and bound sets of which have been delivered to the Seller, the Purchaser and Net.B@nk. Such Schedules are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and in any other related instrument or document without being attached hereto.

                                   SECTION 2
                              TRANSFER OF ASSETS

          2.1 ASSETS SOLD. On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall transfer, convey, assign and deliver to the Purchaser (without recourse, except as specifically provided in Section 3 and otherwise herein) the following assets (the Purchased Assets):

          (a) The Purchased Loans and the Purchased Securities;

          (b) All of the Seller's right, title and interest in the Fixed Assets;

          (c) All of the cash on hand at the Branches as of the Closing Date;
              and

          (d) All intangible assets, including, without limitation, all rights to the name "Premier" and to the Premier Bank routing and transit number.

          2.2 DOCUMENTS OF TRANSFER. The sale, transfer, assignment and delivery of the Purchased Assets shall be effected by the execution and delivery by the Seller to the Purchaser of general warranty deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance reasonably satisfactory in form and substance to counsel for the Seller and the Purchaser. At the Closing, the Seller shall take steps necessary to put the Purchaser in possession and operating control of the Purchased Assets, and shall deliver keys, combinations, codes and other necessary access devices and information relating to the Branches. Good and marketable fee simple title to the Real Property shall be conveyed. The Seller shall cause all deeds to secure debt and other liens encumbering title to the Real Property to be paid in full and cancelled of record at or before the Closing; in the event the Seller fails to do so, the Purchaser may, at its option (without obligation) cause the same to be paid and released of record, and the Purchaser shall receive a credit against the Purchase Price for all amounts expended in connection therewith.

          2.3 BREACHES WITH THIRD PARTIES. Nothing in this Agreement shall constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser or the Seller thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of the Seller thereunder so that the Purchaser would not in fact receive all such rights, the Seller shall cooperate with the Purchaser in any arrangement desired to provide for the benefits under any such claims, contracts, licenses, leases, commitments, sales orders or purchase orders, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Any transfer or assignment to the Purchaser or the Seller of any property or property rights or any contract or agreement which shall require the consent or approval of any third party, shall be made subject to such consent or approval being obtained.

          2.4 PAYMENTS ACCEPTED AFTER THE CLOSING. The Seller shall forward promptly to the Purchaser:

          (a) Any payments (properly endorsed without recourse as necessary) which are accepted by it on or after the Closing Date that relate in any way to the Purchased Loans and to provide sufficient information so that any such payments may be properly applied; and

          (b) Any notices or other correspondence which are received on or after the Closing Date that relate in any way to the Purchased Loans.


                                   SECTION 3
                ASSUMPTION OF ACQUIRED DEPOSITS AND LIABILITIES

          3.1 ACQUIRED DEPOSITS. At the Closing, the Purchaser shall assume and agree to pay and discharge the Acquired Deposits. No assurance can be given by the Seller that the present deposit customers of the Branches shall become or continue to be customers of the Purchaser, the same being at the sole discretion of the customers.

          3.2 OVERDRAFTS. If any of the accounts which comprise the Acquired Deposits are overdrawn as of the Closing, the Purchaser shall assume such accounts without recourse to the Seller and shall pay the Seller the amount of the overdrafts for those overdrawn accounts assumed.

          3.3 DOCUMENTATION OF ASSUMPTION. At the Closing, the Purchaser shall deliver to the Seller an undertaking substantially in the form of Exhibit A,
                                                                  ---------
attached hereto and made a part hereof, under which the Purchaser shall assume and agree to discharge and pay the Acquired Deposits and the Acquired Liabilities.

          3.4 ASSUMPTION SUBJECT TO CERTAIN TERMS. The Acquired Deposits being assumed by the Purchaser pursuant to this Section shall be assumed in accordance with the terms and conditions of the contracts of deposit and the laws, rules and regulations applicable thereto.

          3.5 PAYMENT OF ITEMS BY THE SELLER AFTER CLOSING. If, subsequent to the assumption of Acquired Deposits pursuant to this Section, the Seller shall honor any properly drawn check or withdrawal from a transferred account, the Purchaser shall pay to the Seller any moneys so paid by the Seller to or for the benefit or account of the said depositor but not in excess of collected funds in the depositor's account.

          3.6 PAYMENT OF ITEMS BY THE PURCHASER AFTER CLOSING. The Purchaser agrees that it shall pay all properly drawn checks, drafts and withdrawal orders drawn by the account holders of the depository accounts of customers of the Seller assumed hereunder, to the extent that the collected balance of the account is sufficient to permit payment thereof. The Purchaser will promptly forward to the Seller (or its successor) any checks received by the Purchaser drawn by the account holders of the depository accounts of customers of the Seller not assumed hereunder for a period of 30 days following the Closing.

          3.7 TRANSFER OF CREDITS BY THE SELLER. The Seller agrees that it shall transfer to the Purchaser any deposits accepted by it after the Closing Date for credit to transferred accounts, but the Seller shall be under no obligation to accept such deposits.

          3.8 THE SELLER NOT LIABLE TO PAY. In the event any deposit customer (whose account has been transferred from the Seller to the Purchaser with the Branches) instead of accepting the obligation of the Purchaser to pay the deposit liabilities assumed, shall demand payment for all or any part of any such assumed deposit liabilities, the Purchaser shall be liable or responsible for making such payment.

          3.9 THE PURCHASER RESPONSIBLE FOR RETURNED ITEMS. The Purchaser shall pay promptly to the Seller an amount equal to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Closing Date which are returned to the Seller after the Closing Date.

          3.10 ACQUIRED LIABILITIES. At the Closing, the Purchaser shall assume and agree to pay and discharge the Acquired Liabilities.

                                 SECTION 4
                              ASSUMPTION OF RISKS

          4.1  INSURANCE POLICIES.   Effective on the Closing Date, the Seller
shall discontinue its insurance coverage currently maintained in connection with the Branches. The Purchaser shall be responsible for all casualty and liability insurance protection for the Branches' premises and the activities conducted there as of the Closing Date.

          4.2 PERSONS AND PROPERTY. As of the Closing Date, the Seller shall discontinue providing the security for persons and property in and around the Branches' premises it may have provided previous to the Closing Date.


                                   SECTION 5
                         PURCHASE PRICE AND SETTLEMENT

          5.1 PURCHASE PRICE. The purchase price to be paid by the Purchaser to the Seller at the Closing for the Purchased Assets shall be (a) an amount equal to the outstanding principal balance of the Purchased Loans plus the accrued and unpaid interest on the Purchased Loans, (b) the fair market value of the Purchased Securities as of the day immediately preceding the Closing Date,
(c) the book value of the Fixed Assets, and (d) any cash on hand at the Branches (the "Purchase Price").

          5.2 PAYMENT OF ACQUIRED DEPOSITS AND ASSUMPTION OF ACQUIRED LIABILITIES BY THE SELLER.

          (a) The deposit liabilities to be paid by the Seller to the Purchaser at the Closing shall be an amount equal to the aggregate principal balance of the Acquired Deposits and accrued interest thereon less the aggregate amount of overdrafts for any overdrawn accounts assumed by the Purchaser at the Closing pursuant to Section 3.2 of this Agreement.

          (b) The Acquired Liabilities to be assumed by the Purchaser at the Closing shall be valued at an amount equal to the amount of the Acquired Liabilities shown on the Premier balance sheet on the Closing Date.

          (c) The Seller shall deduct the Purchase Price to be paid to it by the Purchaser pursuant to Section 5.1 of this Agreement from the amount provided for in Section 5.2(a) hereof and shall pay such net amount by wire transfer of funds to the Purchaser. Such wire transfer of funds shall be received by the Purchaser by noon of the next business day following the Closing Date.

          5.3 PRELIMINARY SETTLEMENT. The amount of cash to be received by and from the Purchaser at the Closing shall be calculated in accordance with Section
5.1 and Section 5.2 of this Agreement and the Preliminary Settlement Statement attached hereto and made a part hereof as Exhibit B-1. At the Closing, the
                                          -----------
Seller shall deliver to the Purchaser a copy of the Preliminary Settlement Statement set forth as Exhibit B-1 hereto which shall set forth the computation
                       -----------
of the cash due to or from the Seller.

          5.4 FINAL SETTLEMENT. Not more than thirty (30) calendar days following the Closing Date, the parties shall make a final settlement by making any pro rata adjustments provided for in Section 5.5 of this Agreement. Such calculations shall be set forth on the Final Settlement Statement attached hereto and made a part hereof as Exhibit B-2.
                                 -----------

          5.5 INTEREST PAID AND EARNED AS OF THE CLOSING DATE. All of the accrued but unpaid interest earned on the Purchased Loans on the Closing Date shall be paid by the Purchaser to the Seller and all of the accrued but unpaid interest earned on the Acquired Deposits or owing on any of the Acquired Liabilities on the Closing Date shall be paid by the Seller to the Purchaser.

Following the Closing Date, all of the interest earned on the Purchased Loans shall be paid to the Purchaser and all of the interest paid on the Acquired Deposits shall be the obligation of the Purchaser.

                                   SECTION 6
       ACCESS TO THE BRANCHES' PROPERTIES AND RECORDS AND DUE DILIGENCE

          6.1 ACCESS AND CONFIDENTIAL TREATMENT. From and after the date of this Agreement until the Closing, the Seller shall afford to the agents and representatives of the Purchaser full access, during normal business hours and upon reasonable notice, to all assets, properties, books, records, information and materials (including market surveys) relating to the Branches, the Purchased Loans and the Acquired Deposits, and the Seller shall furnish representatives of the Purchaser during such period with all such information concerning the affairs of the Branches as the Purchaser may reasonably request.

          6.2 THE PURCHASER'S DUE DILIGENCE. The Purchaser shall have the right to conduct in good faith a due diligence investigation concerning the Branches, the Acquired Deposits and the Purchased Assets and to satisfy itself that such matters are not materially and adversely different from the facts and conditions represented by the Seller.

          6.3 RECORDKEEPING AND ACCESS FOLLOWING THE CLOSING. The Purchaser shall preserve and safely keep, for as long as may be required by applicable law, all of the files, books of account and records delivered to the Purchaser at the Closing with the Branches for the joint benefit of itself and the Seller, and it shall permit the Seller or its representatives, at any reasonable time and at the Seller's expense to inspect, make extracts from or copies of, any such files, books of account or records as the Seller shall deem reasonably necessary. Following the Closing, the Seller shall permit the Purchaser or its representatives, at any reasonable time and at the Purchaser's expense to inspect, make extracts from or copies of any nonconfidential files, books of account or records in the Seller's possession containing information concerning the Branches, the Acquired Deposits and the Purchased Loans.

                                   SECTION 7
                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as disclosed in writing by the Seller to the Purchaser and acceptable to the Purchaser, the Seller represents and warrants to the Purchaser as follows:

          7.1 CORPORATE ORGANIZATION. The Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States.

          7.2 CORPORATE AUTHORITY TO CARRY ON BUSINESS. The Seller has the requisite corporate power and authority to carry on its business as the same is now being conducted.

          7.3 CORPORATE AUTHORITY TO ENTER INTO THIS AGREEMENT. The Seller has the requisite corporate power and authority to enter into and to perform this Agreement and the transactions contemplated by this Agreement, and to sell, transfer, assign and deliver the Purchased Assets to the Purchaser and to vest in the Purchaser good and marketable title to the Purchased Assets.

          7.4 EXECUTION AND DELIVERY; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Seller have been duly and validly authorized by all requisite corporate action, and this Agreement is binding and enforceable against the Seller in accordance with its terms.

          7.5 STATUS OF THE ACQUIRED DEPOSITS. All of the Acquired Deposits were obtained and remain in material compliance with all applicable laws and regulations, and are properly documented in a manner materially consistent with such laws and regulations and with good banking practices.

          7.6  STATUS OF THE PURCHASED LOANS.

          (a) The Seller is the sole owner of each Purchased Loan except for those Purchased Loans in which participation interests have been sold. No Purchased Loan has been pledged or encumbered, except as collateral for Acquired Liabilities to be assumed by Purchaser. The principal balance of each Purchased Loan as shown on the Seller's books and records is true and correct as of the last date shown thereon.

          (b) To the best knowledge of the Seller: (i) each Purchased Loan is a valid loan and was made and remains in compliance in all material respects with all applicable laws and regulations, (ii) each Purchased Loan is properly documented in a manner consistent with applicable laws and regulations and with good working practice and all purported signatures on and executions of any document in connection with such loan are genuine and (iii) all loan documentation has been actually signed or executed by all necessary parties, and the Seller has custody of all documents or microfilm records thereof related to such loan.

          (c) All Purchased Loans (and any notes, other evidences of indebtedness or security agreements associated therewith) transferred at the Closing by the Seller to the Purchaser shall be transferred without recourse and without any warranties or representations as to the collectability of any such loans, the value of the collateral securing same or the creditworthiness of any of the obligors.

          7.7 STATUS OF THE PURCHASED SECURITIES. All of the Purchased Securities were acquired and remain in material compliance with all applicable laws and regulations, and are properly documented in a manner materially consistent with such laws and regulations and with good banking practices.

          7.8 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement do not and shall not violate any provision of law to which the Seller is subject and do not and shall not conflict with or result in the violation or breach of any condition or provision of, or constitute a default under, any contract, right, lease (except as previously disclosed to the Purchaser and with respect to which the Seller shall obtain the necessary consents), pledge, lien, security interest, instrument, indenture, mortgage, charge, encumbrance, agreement, order, writ, injunction, decree or judgment to which the Seller is a party or which is binding on the Seller or to which any of the property or assets of the Seller is subject. No consent, license, approval or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required on the part of the Seller (other than as provided for or contemplated hereby) in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement. The Seller is not in default under any lease, agreement, contract, commitment or other obligation which the Purchaser is assuming or which affects the property rights being transferred to the Purchaser.

          7.9 NO ADVERSE LITIGATION. Except as previously disclosed to the Purchaser, there is no investigation, action, arbitration, suit, proceeding or claim pending or threatened against the Seller with respect to, or adversely affecting, the Branches or the Purchased Assets or the Acquired Deposits or the consummation of the transactions contemplated by this Agreement before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor does there exist any basis or grounds for any such investigation, action, arbitration, suit, proceeding or claim.

          7.10 LIMITATIONS OF WARRANTIES. Except as may be expressly represented or warranted in this Agreement by the Seller, the Seller makes no representations or warranties whatsoever, express or implied, with regard to any Purchased Asset, any Acquired Deposits or any other liability or obligation being assumed by the Purchaser, and all Fixed Assets are sold and conveyed in "AS IS" condition, with no warranties by the Seller as to their future performance or condition.

                                   SECTION 8
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Except as disclosed in writing by the Purchaser to the Seller and acceptable to the Seller, the Purchaser represents and warrants to the Seller as follows:

          8.1 CORPORATE ORGANIZATION. The Purchaser is a commercial bank validly existing and in good standing under the laws of the State of Georgia.

          8.2 CORPORATE AUTHORITY TO CARRY ON BUSINESS. The Purchaser has the requisite corporate power and authority to carry on its business as the same is now being conducted.

          8.3 CORPORATE AUTHORITY TO ENTER THIS AGREEMENT. The Purchaser has full corporate power and authority to enter into and to perform this Agreement and the transactions contemplated by this Agreement.

          8.4 EXECUTION AND DELIVERY; ENFORCEABILITY. The execution, delivery and performance of this Agreement by the Purchaser have been duly and validly authorized by all requisite corporate action, and this Agreement is binding and enforceable against the Purchaser in accordance with its terms.

          8.5 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement do not and shall not violate any provision of law to which the Purchaser is subject and do not and shall not conflict with or result in the violation or breach of any condition or provision of, or constitute a default under, any contract, right, lease, pledge, lien, security interest, instrument, indenture, mortgage, charge, encumbrance, agreement, order, writ, injunction, decree or judgment to which the Purchaser is a party or which is binding on the Purchaser or to which any of the property or assets of the Purchaser is subject. No consent, license, approval or authorization of or designation, declaration or filing with any governmental authority or other person or entity is required on the part of the Purchaser (other than as provided by or contemplated hereby) in connection with execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

          8.6 NO ADVERSE LITIGATION. There is no investigation, action, arbitration, suit, proceeding or claim pending or threatened against or affecting the Purchaser that might materially and adversely affect or might impair the consummation of the transactions contemplated by this Agreement before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, nor does there exist any basis or grounds for any such investigation, action, arbitration, suit, proceeding or claim.

                                   SECTION 9
                     ADDITIONAL UNDERTAKINGS OF THE SELLER

          9.1 CONDUCT OF BUSINESS PENDING CLOSING. From the date of this Agreement to the Closing Date, the Seller shall:

          (a) Use its best efforts to promote the successful operations of the Branches and avoid any act that would materially and adversely affect the value of the Purchased Assets;

          (b) Operate the business of the Branches only in an ordinary and usual businesslike manner consistent with safe and sound banking practices and the Seller's ordinary course of business;

          (c) Not discriminate against the Branches with respect to advertising, products offered, or staffing and operations support;

          (d) Seek the concurrence of the Purchaser prior to hiring or replacing any manager of the Branches; and

          (e) Not take any action which would cause any representation or warranty to be untrue as if made at the Closing Date.

          9.2 DOCUMENTATION AT THE CLOSING AND FURTHER ASSURANCES. At the Closing, the Seller shall transfer, assign and deliver to the Purchaser all existing records, books, papers, collateral and agreements of the Seller relating to the Purchased Assets and the Acquired Deposits including but not limited to signature cards, orders, contracts, deposit slips, cancelled checks, withdrawal orders and records of accounts. The Seller agrees that it shall, at the Closing and at any time and from time to time after the Closing, upon request of the Purchaser do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better assigning, transferring, granting, conveying, assuring and confirming to the Purchaser, or to its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Purchased Assets and the Acquired Deposits and the performance of any or all obligations of the Seller hereunder.

                                  SECTION 10
                   ADDITIONAL UNDERTAKINGS OF THE PURCHASER

          10.1 THE PURCHASER'S CONTACT WITH CUSTOMERS. Prior to the Closing, the Purchaser at its expense may notify the customers of the Branches of the pending transfer of his, her or its deposit account or loan. The Purchaser agrees to use its best efforts to work with deposit customers of the Branches in securing new checks, deposit slips and other items with the routing and code numbers of the Purchaser prior to the Closing Date.

          10.2 REGULATORY FILINGS. The Purchaser shall file all necessary filings, applications and notices concerning the transactions contemplated by this Agreement with the appropriate regulatory authorities by February 15, 1997.

                                  SECTION 11
           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

          The obligation of the Purchaser to close under this Agreement shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Purchaser).

          11.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Seller in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

          11.2 OBLIGATIONS PERFORMED. The Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

          11.3 CERTIFICATE OF COMPLIANCE. The Seller shall have executed and delivered to the Purchaser a certificate of compliance substantially in the form and substance of Exhibit C attached hereto and made a part hereof, dated as of
                 --------
the Closing Date.

          11.4 NO ADVERSE LITIGATION. No action, suit or proceeding shall have been instituted or threatened against the Seller or the Purchaser by or before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby which in the opinion of the Purchaser makes it inadvisable to proceed to the Closing under this Agreement.

          11.5 REGULATORY APPROVALS. The Purchaser shall have obtained, from all necessary governmental and regulatory authorities, all necessary consents to and authorizations and approvals of this Agreement and the transactions contemplated by this Agreement and the related transfer of ownership and control of all licenses, permits or other governmental authorizations necessary to carry on all aspects of the business of the Branches.

                                  SECTION 12
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

          The obligation of the Seller to close under this Agreement shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by the Seller except Section 12.5):

          12.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

          12.2 OBLIGATIONS PERFORMED. The Purchaser shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

          12.3 CERTIFICATE OF COMPLIANCE. The Purchaser shall have executed and delivered to the Seller a certificate in substantially the form and substance of Exhibit D attached hereto and made a part hereof, dated as of the
             ---------
Closing Date.

          12.4 NO ADVERSE LITIGATION. No action, suit or proceeding shall have been instituted or threatened against the Seller or the Purchaser by or before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby which in the opinion of the Seller makes it inadvisable to proceed to the Closing under this Agreement.

          12.5 REGULATORY APPROVALS. The Seller shall have obtained, from all necessary governmental and regulatory authorities, all necessary consents to and authorizations and approvals of this Agreement and the transactions contemplated by this Agreement and the related transfers of ownership and control of all licenses, permits or other governmental authorizations necessary to carry on all aspects of the business of the Branches.

                                  SECTION 13
                                  THE CLOSING

          13.1 TIME AND PLACE. The Closing of this Agreement shall take place as soon as practicable after the parties have received all required approvals from their respective regulatory authorities, but not later than as of March 31, 1997. The Closing shall be held at an hour and location to be agreed upon by the parties hereto prior to the date set for the Closing.

                                  SECTION 14
                                  TERMINATION

          14.1 METHODS OF TERMINATION. This Agreement may be terminated in any of the following ways:

          (a) At or prior to the Closing, by the mutual consent in writing of the Purchaser and the Seller;

          (b) At the Closing, by the Purchaser in writing, if the conditions set forth in Section 11 of this Agreement shall not have been met by the Seller or waived in writing by the Purchaser;

          (c) At the Closing, by the Seller in writing, if the conditions set forth in Section 12 of this Agreement shall not have been met by the Purchaser or waived in writing by the Seller; or

          (d) By the Seller or the Purchaser in writing at any time after any of the regulatory authorities has denied or has indicated its intent to deny any application of the Purchaser for approval of the transaction(s) contemplated herein.

          14.2 PROCEDURE UPON TERMINATION. In the event of termination pursuant to Section 14.1 hereof, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate upon receipt of such notice immediately unless an extension is consented to by the party having the right to terminate.

          14.3 AUTOMATIC TERMINATION. Unless mutually extended by the Board of Directors (or any duly authorized Committee of the Board) of the Purchaser and the Seller, and any provision of this Agreement to the contrary notwithstanding, this Agreement shall terminate, and the purchase, sale, and assumption contemplated hereby shall be abandoned, automatically and without action on the part of either party, and without liability of either party to the other party, unless the purchase, sale and assumption contemplated hereby is consummated as of or before March 31, 1997.

                                  SECTION 15
                                 MISCELLANEOUS

          15.1 ENTIRE AGREEMENT. This Agreement, including any exhibits and schedules hereto, represents the entire agreement of the parties relating to the subject matter hereof. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

          15.2 MODIFICATIONS AND WAIVERS. This Agreement may not be modified except by an instrument in writing duly executed by the parties. Any waiver must be in writing.

          15.3 NO BROKER OR FINDER. The Purchaser and the Seller each represents and warrants to the other that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby.

          15.4 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall not survive the Closing Date.

          15.5 BINDING EFFECT. All terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          15.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          15.7 EXPENSES. Each party shall bear its own out-of-pocket expenses incurred in connection with this Agreement and all transactions contemplated hereunder.

          15.8 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified, return receipt requested, with postage prepaid, to the other party at its respective address reflected on

Exhibit E attached hereto, and shall be effective when delivered or when the
---------
first attempt is made to deliver the same by mail, whichever is earlier.

          15.9 TIME OF THE ESSENCE. The parties hereto acknowledge that time is of the essence with respect to the performance of this Agreement.

          15.10 GOVERNING LAW. Except to the extent governed by federal law, this Agreement shall be construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed in Georgia.

          15.11 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation hereof. The use of the singular in this Agreement shall be deemed to be or include the plural (and vice versa), whenever appropriate.

          15.12 SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          15.13 PUBLIC ANNOUNCEMENTS. The parties hereto agree that all public announcements relating to this Agreement or to the transactions contemplated hereby, including announcements to employees, shall be made only as may be agreed upon in advance by the parties hereto.

          15.14 ASSIGNABILITY. The rights of the Purchaser in and to this Agreement and the transactions contemplated hereunder shall be assignable by the Purchaser only with the Seller's prior consent.


               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto as of the day and year first above written.

                                         SELLER:

ATTEST:                                  PREMIER BANK, F.S.B.

-----------------
Secretary                                By:
                                            --------------------------
          [SEAL]                         Name:
                                              ------------------------
                                         Title:
                                               -----------------------


                                         PURCHASER:;

ATTEST:                                  FIRST ALLIANCE BANK

-----------------
Secretary                                By:
                                            --------------------------
           [SEAL]                        Name:
                                              ------------------------
                                         Title:
                                               -----------------------

                                   EXHIBIT A



                           ASSUMPTION OF LIABILITIES

          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, First Alliance Bank (the "Purchaser"), pursuant to Section
                                                                        -------
3.3 of the Purchase and Assumption Agreement , between the Purchaser and Premier
----
Bank, FSB (the "Seller"), dated December 19, 1996 (the "Agreement"), has executed and delivered this Assumption of Liabilities. Unless otherwise defined herein, all capitalized terms used in this Assumption of Liabilities shall have the meanings attributed to them in the Agreement.

          From and after the close of business on the Closing Date, the Purchaser hereby assumes and agrees to pay and discharge the following liabilities of the Seller originated at or otherwise attributable to the Branches.

          (a) The Acquired Deposits being transferred by the Seller, with accrued interest, as of the date shown below; and

          (b) All Acquired Liabilities, including, without limiting the generality of the foregoing, all leases of personal property, assigned, sold, transferred and delivered to Purchaser.

          This Assumption of Liabilities shall not create in any third parties (including, but not limited to, holders of the Acquired Deposits or the Acquired Liabilities) (a) any rights or remedies against the Purchaser which such parties did not have against the Seller prior to the execution and delivery of this Assumption of Liabilities with respect to the Acquired Deposits or the Acquired Liabilities other than for payment of principal and accrued interest as of the date hereof, and interest hereafter accrued in accordance with the terms of the Acquired Deposits.

          IN WITNESS WHEREOF, the Purchaser acting through its duly authorized officers has executed this Assumption of Liabilities in accordance with . of the Agreement, this _____ day of __________, 1997.


ATTEST:                                          FIRST ALLIANCE BANK


                                        By:
--------------------------------------     -------------------------------
                                        Name:
Secretary                                    -----------------------------
                                        Title:
                                              ----------------------------
                [SEAL]

Accepted this _____ day of __________, 1997.


PREMIER BANK, F.S.B.

By:
    --------------------------
Name:
     -------------------------
Title:
      ------------------------

                                  EXHIBIT B-1

                        PRELIMINARY SETTLEMENT STATEMENT

     Pursuant to Section 5.3 of that certain Purchase and Assumption Agreement,
                 ------------
between First Alliance Bank (the "Purchaser") and Premier Bank, FSB (the "Seller"), dated December 19, 1996 (the "Agreement"), the Seller hereby delivers this Preliminary Settlement Statement to the Purchaser. Unless otherwise defined herein, all capitalized terms used in this Preliminary Settlement Statement shall have the meanings attributed to them in the Agreement.

     The Seller and the Purchaser agree that the following is the computation of the cash due to the Purchaser (or if negative, to the Seller) in settlement at the Closing:

        Total Acquired Deposits assumed by the
        Purchaser at the Closing (including
        accrued interest)                   $
                                             -----------------

Minus:  Aggregate amount of overdrafts for any
        overdrawn accounts assumed by the
        Purchaser at the Closing            $
                                             -----------------


Net Acquired Deposits assumed by the                       $
Purchaser at the Closing                                    -----------------

Plus:   All Acquired Liabilities                           $
                                                            ------------------
Minus:  The Purchase Price:

        An amount equal to the outstanding
        principal balance of the Purchased Loans
        plus the accrued and unpaid interest on
        the Purchased Loans (net of reserve
        allocable to the Purchased Loans)   $
                                             ----------------

        An amount equal to the fair market value
        of the Purchased Securities         $
                                             ----------------

        An amount equal to the book value of
        the Fixed Assets                    $
                                             ----------------
        Any cash on hand at the Branches
                                            $
                                             ----------------

        The Purchase Price                                 $
                                                            --------------
Equals: Net cash due to Purchaser (or if negative,
        to Seller)                                         $
                                                            --------------

          The Seller and the Purchaser agree that the above computation is based on the general ledger balances, other financial information available and estimates made therefrom at the Closing and all figures and computations herein shall be subject to adjustment to the extent the parties deem appropriate. The Purchaser and the Seller agree that there shall be a Final Settlement Statement, containing all necessary or required adjustments to this Preliminary Settlement Statement, made and delivered by the Seller (and to be reviewed and agreed to by the Purchaser) within thirty (30) calendar days following the Closing Date. The form and substance of the Final Statement can be found at Exhibit B-2 of the
                                                          -----------
Agreement.

          The Seller and the Purchaser agree that the computation as set forth above has been done in accordance with the Agreement and that the Final Settlement Statement shall be calculated and delivered in accordance with the Agreement.

          IN WITNESS WHEREOF, the Purchaser and the Seller acting through their duly authorized officers have executed this Preliminary Settlement Statement in accordance with Section 5.3 of the Agreement, this _____ day of __________,
                -----------
1997.

                                               PREMIER BANK, F.S.B.


                                              By:
ATTEST:                                          ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------
-------------------------
Secretary

              [SEAL]

                                              FIRST ALLIANCE BANK


                                              By:
ATTEST:                                          ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------
-------------------------
Secretary

              [SEAL]

                                  EXHIBIT B-2

                           FINAL SETTLEMENT STATEMENT

          Pursuant to Section 5.4 of that certain Purchase and Assumption
                      ------------
Agreement, between First Alliance Bank (the "Purchaser") and Premier Bank, FSB (the "Seller"), dated December 19, 1996 (the "Agreement"), the Seller hereby delivers this Final Settlement Statement to the Purchaser. Unless otherwise defined herein, all capitalized terms used in this Final Settlement Statement shall have the meanings attributed to them in the Agreement.

          The Seller and the Purchaser agree that the following is the final computation of the cash due to (or from) the Purchaser in settlement of the Purchase of the Branches:

Cash due to the Purchaser from the Seller


Total Acquired Deposits and Acquired
 Liabilities assumed by the Purchaser
 after the Closing Date (including accrued          $
 interest)                                           -----------------

Plus:  Deposits accepted by the Seller after the
 Closing Date for deposit in accounts
 assumed by the Purchaser at the Closing
 and not previously delivered to the
 Purchaser by the Seller
                                                   $
                                                    ------------------


Plus:  Pro-rata Expenses*

Expenses accrued by the Seller but
 unpaid prior to the Closing Date                  $
                                                    -------------------

Minus:  Expenses incurred after the Closing Date
 but prepaid by the Seller                         $
                                                    -------------------

Net Pro-Rata Expenses                                  $
                                                        ---------------
Plus:  Other Adjustments (if any)                      $
                                                        ---------------

Plus:  Aggregate amount of any checks, drafts
 or withdrawal orders which had been
 credited to an account assumed by the
 Purchaser as of the Closing Date but
 were returned to the Seller after the
 Closing Date and have not been
 previously paid by the Purchaser to the
 Seller                                                $
                                                        ---------------

Plus:  Other Adjustments (if any)                      $
                                                        ---------------
Equals:  Cash due to/from Purchaser                    $
                                                        ---------------
*Including property taxes, rents, utility payments and similar expenses relating to the physical plant of the Branches and other expenses relating to the Acquired Deposits.

          IN WITNESS WHEREOF, the Purchaser and the Seller acting through their duly authorized officers have executed this Final Settlement Statement in accordance with Section 5.4 of the Agreement, this _____ day of __________,
                -----------
1997.

                                           PREMIER BANK, F.S.B.

ATTEST                                     By:
                                              ----------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------
Secretary
---------------------------

               [SEAL]                      FIRST ALLIANCE BANK

ATTEST                                     By:
                                              ----------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------
--------------------------
Secretary

               [SEAL]

                                   EXHIBIT C

                        SELLER'S COMPLIANCE CERTIFICATE

Premier Bank, FSB (the "Seller") hereby certifies that:

(1)  The representations and warranties made by the Seller in Section 7 of the
                                                              ---------
     Purchase and Assumption Agreement, between the Seller and First Alliance Bank, dated December 19, 1996 (the "Agreement"), are true and correct as of the date hereof.

(2)  The Seller has complied with or satisfied the conditions required by
     Section 11 of the Agreement to be complied with or satisfied by it prior to
     ----------
     or as of the date hereof.

          IN WITNESS WHEREOF, the Seller has caused this Certificate to be executed by its duly authorized officers and its seal to be affixed hereto as of the _____ day of __________, 1997.

                                                 PREMIER BANK, F.S.B.


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
ATTEST:                                                ------------------------


--------------------------------------
Secretary

                [SEAL]

                                   EXHIBIT D

                       PURCHASER'S COMPLIANCE CERTIFICATE

First Alliance Bank (the "Purchaser") hereby certifies that:

(1)  The representations and warranties made by the Purchaser in Section 8 of
                                                                 ---------
     the Purchase and Assumption Agreement, between Premier Bank, F.S.B. and Purchaser, dated December 19, 1996 (the "Agreement"), are true and correct as of the date hereof.

(2)  The Purchaser has complied with or satisfied the conditions required by
     Section 12 of the Agreement to be complied with or satisfied by it prior to
     ----------
     or as of the date hereof.

          IN WITNESS WHEREOF, the Seller has caused this Certificate to be executed by its duly authorized officers and its seal to be affixed hereto as of the _____ day of __________, 1997.

                                                 FIRST ALLIANCE BANK


                                                 By:
                                                    ---------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
ATTEST:                                                ------------------------


--------------------------------------
Secretary

                [SEAL]

                                   EXHIBIT E


                                    NOTICES

1.  ADDRESSES:
    ---------

        For Seller:
        ----------

        Premier Bank, FSB
        2180 Atlanta Plaza
        950 East Paces Ferry Road
        Atlanta, Georgia 30326

        Attn: Darrell D. Pittard

        With Copy To:
        ------------

        Womble, Carlyle,
        Sandridge & Rice, PLLC
        Suite 700
        1275 Peachtree Street
        Atlanta, Georgia 30309
        Attn:  Steven S. Dunlevie, Esq.

        For Purchaser:
        -------------

        First Alliance Bank
        63 Barrett Parkway
        P. O. Box 670148
        Marietta, Georgia 30066-0120

        Attn:  Frank H. Roach
        Executive Vice President

                                  SCHEDULE A

The loans which will be acquired by Net.B@nk, Inc., pursuant to that certain Amended and Restated Stock Purchase Agreement of even date herewith, between Net.B@nk, Inc. and First Alliance/Premier Bancshaes, Inc., shall consist of the following:

     1. Five Million Dollars($5,000,000.00) in mortgage loans held for sale to be more particularly indentified at Closing.

                                  SCHEDULE B

The remaining assets to be acquired by Net.B@nk, Inc., pursuant that certain Amended and Restated Stock Purchase Agreement of even date herewith, between Net.B@nk, Inc. and First Alliance/Premier Bancshares, Inc. shall consist of the following:

     1.  The Federal Stock Charter of Premier Bank, FSB (Charter Number 6205);

     2. One Hundred Thousand Dollars ($100,000.00) in capital which will be paid to First Alliance/Premier Bancshares, Inc. at book value in connection with the consummation of the Amended and Restated Stock Purchase Agreement; and

     3. Other miscellaneous assets, to be more particularly identified at Closing.

                                  SCHEDULE C

The Deposits and Other Liabilities to be acquired by Net.B@nk, Inc., pursuant that certain Amended and Restated Stock Purchase Agreement of even date herewith, between Net.B@nk, Inc. and First Alliance/Premier Bancshares, Inc. shall consist of Five Million Dollars ($5,000,000.00) in certificates of deposit to be more particularly identified at Closing.